                                                                   EXHIBIT 99.55

                          MONTHLY SERVICER CERTIFICATE



         Pursuant to Section 4.01(d)(ii) of the Securitization Property Servicing Agreement, dated as of March 9, 2001 (the "Agreement"), between The Detroit Edison Company, as servicer (the "Servicer") and The Detroit Edison Securitization Funding LLC, the Servicer does hereby certify as follows:

         Capitalized terms used herein have their respective meanings as set forth in the Agreement.

For the Monthly Period:  July 2004
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1.        BILLINGS:

a)       Monthly kWh Consumption:    4,405,985,946
                                     -------------
b)       Applicable SB Charge:              $ 0.00374
                                            ---------
c)       Total SB Charge Amount Invoiced this Month
           (Net of .5% uncollectible factor):                   $  16,403,209.33
                                                                 ---------------
d)       Cumulative SB Charge Amount Invoiced
            this Remittance Period:                             $ 104,831,619.62
                                                                ----------------

2.        REMITTANCES:

a)       Weighted Average Days outstanding:                                   51
                                                                              --
b)       Total Amount Remitted this Month:                       $ 14,831,431.00
                                                                 ---------------
c)       Cumulative Amount Remitted this Remittance Period:      $ 97,444,580.00
                                                                 ---------------

3.        BALANCES ON SUBACCOUNTS (AT END OF MONTHLY PERIOD):

a)       Collection Account Balance:                             $ 72,314,240.77
                                                                 ---------------
b)       Reserve Subaccount Balance:                                    $ 587.64
                                                                         -------
c)       Series Overcollateralization Subaccount Balance:               $ 197.80
                                                                         -------
d)       Series Capital Subaccount Balance:                       $ 8,772,212.88
                                                                  --------------

Executed as of August 16, 2004.
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                                           THE DETROIT EDISON COMPANY
                                           as Servicer



                                           By: /s/Daniel G. Brudzynski
                                               ---------------------------------
                                           Name:  Daniel G. Brudzynski
                                           Title:  Vice President and Controller